EXHIBIT 99.6

THIRD AMENDMENT

TO THE

FOURTH RESTATED

ARTICLES OF INCORPORATION

OF

UNITED FIRE & CASUALTY COMPANY

To the Secretary of State of the State of Iowa:

Pursuant to the provisions of Section 490.1001 and 490.1006 of the Iowa Business Corporation Act, Code of Iowa, as amended, United Fire & Casualty Company, an Iowa corporation (the “Corporation”) does hereby adopt the following Articles of Amendment to its Fourth Restated Articles of Incorporation.

ARTICLES OF AMENDMENT

I.

The name of the Corporation is United Fire & Casualty Company.

II.

1.	The Fourth Restated Articles of Incorporation are amended by striking Section 4 of Article V and by inserting in lieu thereof the following:

Section 4. Closing Transfer Books -- Record Date.  For the purpose of determining Stockholders entitled to notice of, or to vote at, any meeting of Stockholders, or any adjournment thereof, or entitled to receive payment of any dividends, or in order to make a determination of Stockholders for any other purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period, not exceeding sixty (60) days.  If the stock transfer books shall be closed for such purpose, such books shall be closed for at least ten (10) days immediately preceding such meeting.

For the purpose of determining stockholders entitled to vote at a meeting of stockholders or to receive dividends or for other proper purposes, the Bylaws may provide or, in the absence of an applicable Bylaw, the Directors may fix, in lieu of the closing of the stock transfer books, the record date for any such determination of stockholders, which record date shall be, in any case, not more than sixty (60) days and, in case of a meeting of stockholders, not less than ten (10) days prior to the date upon which the particular action requiring such determination of stockholders is to be taken. If the stock record books are not closed and no record date is fixed, the record date shall be the date ten (10) days after the mailing of the notice of the stockholders meeting or after the declaration of the dividend, as the case may be. When a determination of Stockholders entitled to vote at any meeting of Stockholders has been made as herein provided, such determination shall apply to any adjournment thereof.

2.	The Fourth Restated Articles of Incorporation, as previously amended, are amended by striking Section 9 of Article VII and by inserting in lieu thereof the following:

Section 9. Personal Liability - Directors. A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for any action taken, or any failure to take any action, as a director, except liability for any of the following: (1) the amount of a financial benefit received by a director to which the director is not entitled; (2) an intentional infliction of harm on the corporation or the shareholders; (3) a violation of section 490.833 of the Iowa Business Corporation Act; or (4) an intentional violation of criminal law. If the Iowa Business Corporation Act is hereafter amended to authorize the further elimination or limitation of the personal liability of directors, then, automatically and without any further action, the liability of a director of the corporation, in addition to the limitation on personal liability provided herein, shall be eliminated or limited to the fullest extent permitted by the Iowa Business Corporation Act, as so amended.

3.	The Fourth Restated Articles of Incorporation are amended by adding the following new Sections 10 and 11 to Article VII:

Section 10. Indemnification of Directors. The corporation shall indemnify a director for liability, as defined in section 490.850(5) of the Iowa Business Corporation Act, to any person for any action taken, or any failure to take any action, as a director, except liability for any of the following: (1) receipt of a financial benefit to which the person is not entitled; (2) an intentional infliction of harm on the corporation or its shareholders; (3) a violation of section 490.833 of the Iowa Business Corporation Act; or (4) an intentional violation of criminal law. Without limiting the foregoing, the corporation shall exercise all of its permissive powers as often as necessary to indemnify and advance expenses to its directors to the fullest extent permitted by law.

Section 11. Effect of Repeal or Amendment. Any repeal or amendment of Section 9 or Section 10 by the shareholders of the corporation shall not adversely affect any right of a director or former director of the corporation arising at any time with respect to events occurring prior to such repeal or amendment.

III.

The number of shares of common stock of the Corporation outstanding at the time of adoption of the amendment and the number of shares entitled to vote thereon was 27,191,388. The Corporation does not have any other class of capital stock issued and outstanding. The amendment was duly approved by the shareholders in the manner required by Chapter 490 of the Iowa Business Corporation Act. The Board of Directors recommended the amendment to the shareholders, and on May 21, 2008 the shareholders of United Fire & Casualty Company adopted the amendment. The number of shares of common stock voted for the amendment was 25,777,623; the number of shares of common stock that abstained from voting was 49,893; and the number of shares of common stock voted against the amendment was 110,000. The number of shares of common stock voted for the amendment is sufficient for approval of the amendment by the shareholders.

V.

The amendment does not provide for an exchange, reclassification or cancellation of issued shares.

VI.

The amendment shall become effective when filed in the Office of the Secretary of State of the State of Iowa.

Dated this 21st day of May, 2008.

UNITED FIRE & CASUALTY COMPANY

                                                                                                By: /s/Randy A. Ramlo

Randy A Ramlo, President

                                                                                                          /s/ Neal R. Scharmer

Neal R. Scharmer, Corporate Secretary

[CORPORATE SEAL]

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